UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2018

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-585-4200

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2018, NanoFlex Power Corporation, a Florida corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC (“Auctus”) pursuant to which Auctus agreed to fund the Company an amount up to $210,000.00. On May 2, 2018, the Company issued Auctus a convertible promissory note in the aggregate principal amount of $210,000.00 (the “Note”). The Note entitles the holder to 12% interest per annum, and all principal and accrued interest under the Note is due on February 2, 2019 (the “Maturity Date”). Any amount of principal or interest not repaid when due shall bear an interest rate of 24% per annum.

The Note may be converted into common stock, $0.0001 par value per share (the “Common Stock”) of the Company at any time before the Note is satisfied in full at a conversion price equal to the lesser of (i) the closing price of the Common Stock on the trading day immediately prior to the date of this Note and (ii) 60% of the lowest trading price for the 25-trading day period prior to conversion. For the first 180 days following its issuance, the conversion price of the Note is subject to a floor of $0.50 per share. The Note contains customary events of default.

The closing occurred on May 4, 2018, and the Company received a net amount of $187,000.00. For one year following the closing, Auctus has a right of first refusal to purchase securities offered by the Company in an equity financing (including any debt financing with an equity component).

In connection with the issuance of the Note, Auctus was issued a commitment fee in the form of a warrant (the “Warrant”) to purchase 157,500 shares of Common Stock. The Warrant has a five-year term and an exercise price of $1.00 per share, and may be exercised utilizing a cashless exercise feature.

Auctus may not convert the Note or exercise the Warrant to the extent that such conversion or exercise would result in beneficial ownership by Auctus and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.

The foregoing summaries of the terms of the Note, the Warrant and the Purchase Agreement are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Note, the Purchase Agreement, the Warrant and the related agreements is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuances of the Note and the Warrant is incorporated herein by reference. The issuances of the Note and the Warrant were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note, dated as of May 2, 2018.
4.2	Form of Common Stock Purchase Warrant, dated as of May 2, 2018.
10.1	Form of Securities Purchase Agreement, dated as of May 2, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2018

NanoFlex Power Corporation

By:	/s/ Dean L. Ledger
Name:	Dean L. Ledger
Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Promissory Note, dated as of May 2, 2018.
4.2	Form of Common Stock Purchase Warrant, dated as of May 2, 2018.
10.1	Form of Securities Purchase Agreement, dated as of May 2, 2018.

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